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Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-169345 of Behringer Harvard Opportunity REIT II, Inc. on Form S-11 of our report dated November 12, 2010 related to the statement of revenues and certain operating expenses of Parrot's Landing, a multi-family community located in North Lauderdale, Florida for the year ended December 31, 2009 and of our report dated January 26, 2011 related to the statement of revenues and certain operating expenses of Interchange Business Center, a four-building, Class A industrial property located in San Bernardino, California for the year ended December 31, 2009 (which reports on the statement of revenues and certain operating expenses expresses an unqualified opinion and includes explanatory paragraphs referring to the purpose of the statements) appearing in the Current Reports on Form 8-K/A of Behringer Harvard Opportunity REIT II, Inc. dated November 12, 2010 and January 26, 2011, respectively, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Saville, Dodgen & Company, PLLC

Saville, Dodgen & Company, PLLC

Dallas, Texas
June 8, 2011

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  Exhibit 23.4
CONSENT OF INDEPENDENT AUDITORS